EXHIBIT 99.1

SMTC Reports Second Quarter Results

TORONTO, Aug. 9, 2011 (GLOBE NEWSWIRE) -- SMTC Corporation (Nasdaq:SMTX) (TSX:SMX), a global electronics manufacturing services provider, today reported 2011 second quarter unaudited results.

Revenue for the quarter was $48.8 million; $7.5 million or 13% lower than the prior quarter and $22.4 million or 31.5% lower than the second quarter of 2010. Revenues declined as the Company experienced demand reductions from customers driven by their end markets. Income for the quarter was $0.7 million before a $1.7 million restructuring charge. After restructuring, the Company recorded a net loss of $1.0 million compared with net income of $0.7 million for the prior quarter and $3.2 million for the same period last year. The restructuring charge related to employee severances in Canada and Mexico. Bank debt net of cash decreased by $3.2 million in the quarter.

"While the results this quarter remain disappointing, we have taken swift and aggressive action to improve Company performance," stated Claude Germain, Co-Chief Executive Officer. "Since Alex and I started as co-CEOs in April, our priorities have been to rapidly right size our cost structure, reinvigorate our business development activities and push SMTC's culture to be more customer centric. We do not expect these initiatives to show significant results in Q3; however we do anticipate that, barring any major macroeconomic changes, these initiatives combined with new customer wins will result in a much improved Q4."

Alex Walker, Co-Chief Executive Officer, added, "We came into SMTC with an organization that was top-heavy and in need of focus. We moved rapidly to ensure the business achieves a cost profile that is more suitable for the current level of revenues. As part of this plan, we have taken a $1.7 million restructuring charge relating to a 25% reduction in our workforce and more than achieved our target of reducing costs by an annualized $5 million. On an EBITDA basis, we expect that Q4 will be the best quarter of 2011. We are on target to achieve a $10 million improvement in working capital this calendar year and continue to explore strategic acquisition opportunities. We expect to announce progress on our prioritized initiatives in the coming months."

Jane Todd, Senior Vice President, Finance and Chief Financial Officer, commented, "Inventory levels were managed down considerably from the first quarter and, despite unusually low payables, we generated over $3 million in cash from operations in the quarter that we used to reduce debt."

The Company is holding an earnings call today at 5:00 p.m. EDT. Those wishing to listen to the teleconference should access the webcast at the investor relations section of SMTC's website www.smtc.com. A rebroadcast of the webcast will be available on SMTC's website following the teleconference.

Members of the investment community wishing to ask questions during the teleconference may access the teleconference by dialing 877-878-2794 or 615-800-6849 ten minutes prior to the scheduled start time.

EBITDA is a non-GAAP measure. EBITDA is computed as Net income from continuing operations excluding depreciation, amortization, restructuring charges, interest and income tax expense. SMTC Corporation provides this non-GAAP calculation of EBITDA as supplemental information regarding the operational performance of SMTC Corporation's core business. EBITDA is used by SMTC Corporation to provide a consistent method of comparison to historical periods and to the performance of competitors and peer group companies. SMTC Corporation believes that providing non-GAAP measures that management uses in its assessment of the business will allow its investors to better understand SMTC Corporation's financial performance and to evaluate SMTC Corporation's performance using the same methodology and information used by SMTC Corporation's management. Non-GAAP measures are subject to material limitations as these measures are not in accordance with or an alternative for, Generally Accepted Accounting Principles and may be different from non-GAAP measures used by other companies.

About SMTC Corporation: SMTC Corporation, founded in 1985, is a mid-size provider of end-to-end electronics manufacturing services (EMS) including PCBA production, systems integration and comprehensive testing services, enclosure fabrication, as well as product design, sustaining engineering and supply chain management services. SMTC facilities span a broad footprint in the United States, Canada, Mexico, and China, with more than 1,000 full time employees. SMTC services extend over the entire electronic product life cycle from the development and introduction of new products through to the growth, maturity and end-of-life phases. SMTC offers fully integrated contract manufacturing services with a distinctive approach to global original equipment manufacturers (OEMs) and emerging technology companies primarily within industrial, computing, communication and medical market segments.

SMTC is a public company incorporated in Delaware with its shares traded on the Nasdaq National Market System under the symbol SMTX and on the Toronto Stock Exchange under the symbol SMX. For further information on SMTC Corporation, please visit our website at www.smtc.com (http://www.smtc.com/)

The SMTC Corporation logo is available at http://www.globenewswire.com/newsroom/prs/?pkgid=9800

Note for Investors: The statements contained in this release that are not purely historical are forward-looking statements which involve risk and uncertainties that could cause actual results to differ materially from those expressed in the forward-looking statements. These statements may be identified by their use of forward-looking terminology such as "believes," "expect," "may," "should," "would," "will," "intends," "plans," "estimates," "anticipates" and similar words, and include, but are not limited to, statements regarding the expectations, intentions or strategies of SMTC Corporation. For these statements, we claim the protection of the safe harbor for forward-looking statements provisions contained in the Private Securities Litigation Reform Act of 1995. Risks and uncertainties that may cause future results to differ from forward-looking statements include the challenges of managing quickly expanding operations and integrating acquired companies, fluctuations in demand for customers' products and changes in customers' product sources, competition in the EMS industry, component shortages, and others discussed in the Company's most recent filings with securities regulators in the United States and Canada. The forward-looking statements contained in this release are made as of the date hereof and the Company assumes no obligation to update the forward-looking statements, or to update the reasons why actual results could differ materially from those projected in the forward-looking statements.

Consolidated Statements of Operations and Comprehensive Income
(Unaudited)
	Three months ended		Six months ended
(Expressed in thousands of U.S. dollars, except number of shares and per share amounts)	July 3, 2011	July 4, 2010	July 3, 2011	July 4, 2010
Revenue	$ 48,838	$ 71,215	$ 105,161	$ 132,569
Cost of sales	44,188	62,854	95,397	117,842
Gross profit	4,650	8,361	9,764	14,727
Selling, general and administrative expenses	3,405	4,648	6,918	8,378
Restructuring charges	1,743	--	2,107	--
Operating earnings (loss)	(498)	3,713	739	6,349
Interest expense	369	451	655	940
Earnings (loss) before income taxes	(867)	3,262	84	5,409
Income tax expense (recovery)
Current	136	69	363	164
Deferred	(9)	16	(30)	1
	127	85	333	165
Net earnings (loss), also being comprehensive income (loss)	$ (994)	$ 3,177	$ (249)	$ 5,244

Basic earnings(loss) per share	$ (0.06)	$ 0.21	$ (0.02)	$ 0.36
Diluted earnings (loss) per share	$ (0.06)	$ 0.20	$ (0.02)	$ 0.34

Weighted average number of shares outstanding
Basic	15,962,945	14,820,961	16,070,511	14,737,676
Diluted	15,962,945	15,704,178	16,070,511	15,368,658

Consolidated Balance Sheets as of
(Unaudited)

(Expressed in thousands of U.S. dollars)	July 3, 2011	January 2, 2011
Assets

Current assets:
Cash	$ 1,013	$ 933
Accounts receivable - net	29,424	35,291
Inventories	34,599	42,413
Prepaid expenses	1,146	2,096
	66,182	80,733
Property, plant and equipment	14,293	13,891
Deferred financing costs	371	480
Deferred income taxes	3,353	3,323
	$ 84,199	$ 98,427

Liabilities and Shareholders' Equity

Current liabilities:
Accounts payable	$ 27,183	$ 42,921
Accrued liabilities	6,080	9,299
Income taxes payable	655	700
Current portion of long-term debt	4,630	3,705
Current portion of capital lease obligations	951	928
	39,499	57,553

Long-term debt	10,162	7,086
Capital lease obligations	1,570	959

Shareholders' equity:
Capital stock	5,858	5,903
Additional paid-in capital	257,156	256,723
Deficit	(230,046)	(229,797)
	32,968	32,829
	$ 84,199	$ 98,427

Consolidated Statements of Cash Flows
(Unaudited)
	Three months ended		Six months ended
(Expressed in thousands of U.S. dollars)
Cash provided by (used in):	July 3, 2011	July 4, 2010	July 3, 2011	July 4, 2010
Operations:
Net earnings (loss)	$ (994)	$ 3,177	$ (249)	$ 5,244
Items not involving cash:
Depreciation	692	642	1,355	1,249
Deferred income taxes	(9)	14	(30)	(1)
Non-cash interest	53	61	109	137
Stock-based compensation	14	74	69	648
Change in non-cash operating working capital:
Accounts receivable	6,697	(10,888)	5,867	(6,580)
Inventories	8,516	(967)	7,814	(9,447)
Prepaid expenses	688	(198)	950	476
Income taxes payable	(21)	(60)	(45)	(22)
Accounts payable	(12,726)	5,177	(15,738)	9,545
Accrued liabilities	795	1,261	(3,180)	702
	3,705	(1,707)	(3,078)	1,951
Financing:
Increase (decrease) in revolving debt	(4,338)	1,876	4,001	(636)
Repayment of long-term debt	--	(75)	--	(150)
Principal payment of capital lease obligations	(376)	(217)	(832)	(383)
Proceeds from issuance of common stock	35	633	298	668
Deferred financing costs	--	(100)	--	(100)
	(4,679)	2,117	3,467	(601)
Investing:
Purchase of property, plant and equipment	(190)	(144)	(309)	(836)
	(190)	(144)	(309)	(836)
Increase (decrease) in cash	(1,164)	266	80	514
Cash, beginning of period	2,177	1,837	933	1,589
Cash, end of the period	$ 1,013	$ 2,103	$ 1,013	$ 2,103

Supplementary Information:
Reconciliation of EBITDA
	Three months ended		Six months ended
	July 3, 2011	July 4, 2010	July 3, 2011	July 4, 2010
Operating earnings (loss)	$ (498)	$ 3,713	$ 739	$ 6,349
Add:
Depreciation	692	642	1,355	1,249
Restructuring charges	1,743	--	2,107	--
EBITDA	1,937	4,355	4,201	7,598
CONTACT: Jane Todd,
         Senior Vice President, Finance and Chief Financial Officer,
         (905) 479-1877, ext 2465
         Email: jane.todd@smtc.com